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                                                                   EXHIBIT 21.1

                  HUNTSMAN PACKAGING CORPORATION SUBSIDIARIES
                   STATES OF INCORPORATION AND QUALIFICATION


COMPANY NAME & STATE/                                             STATE/COUNTRY
COUNTRY OF INCORPORATION                                         QUALIFICATIONS
------------------------                                         --------------

Huntsman Bulk Packaging Corporation (Utah) ......................          Utah

Huntsman Deerfield Films Corporation
(Massachusetts) ................................................. Massachusetts
                                                                       Kentucky

Huntsman Film Products of Canada Ltd. (Ontario) .................       Ontario

Huntsman Film Products of Mexico, Inc. (Utah)....................          Utah

Huntsman United Films Corporation (Georgia)......................       Georgia
                                                                        Indiana
                                                                           Utah

Huntsman Container Corporation International
(Utah)...........................................................          Utah

Huntsman Film Products, U.K., Limited
(United Kingdom) ................................................       England

Huntsman Packaging Georgia, Inc. (Georgia) ......................       Georgia

Huntsman Preparatory, Inc. (Utah)................................          Utah

Huntsman Packaging UK Limited (formerly known as Rexene
Corporation Limited) (United Kingdom)............................       England